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                                                                      Exhibit 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Life Technologies, Inc. and subsidiaries on Form S-8, Registration No. 333-28607, Registration No. 33-59741, Registration No. 33-21807 and Registration No. 33-956, and the Company's registration statement on Form S-3, Registration No. 33-29536, of our report dated January 23, 1998, on our audits of the consolidated financial statements of Life Technologies, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.



                                     /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------



McLean, Virginia
February 26, 1998